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                                                                   Exhibit 10.13

English Translation

         NAVER KNOWLEDGE SHOPPING - SHOP OPENING AND OPERATING CONTRACT

NHN Corp. ("NHN") and the following shop operator ("Gmarket") enter into this Contract in order to sell Gmarket's products and services by making use of Naver (www.naver.com), NHN's online site and in order to witness hereof, two copies of this Contract are executed and both parties sign and affix their seals hereto and respectively keep each one copy hereof.

NAME OF THE CONTRACT            Naver Knowledge Shopping - Shop Opening and
                                Operating Contract

SHOP OPERATOR                   GMARKET Inc.

TERM                            From April 1, 2006 to March 31, 2007 (12 months)

TYPE OF SHOP OPERATION          Naver Knowledge Shopping - Best Partner

SHOP OPENING & OPERATING COST   12,000,000 KRW per month - VAT not inclusive
(ADVERTISEMENT COST)
                                Adjusted to sales: 2% of net sales (VAT not
                                inclusive) (Sales Commissions)

                                DB connection (without separate charge)

                                Others (without separate charge)

GUARANTEED MATTERS              -

SPECIAL TERMS                   No sales commissions shall be charged for
                                click-through service on the main page of Naver.

Any other details of this Contract shall be in accordance with the general terms of shopping transactions on the following pages.


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                                  April 1, 2006

NHN Corp.                                GMARKET Inc.
Venture Town Branch                      6th Fl., Nam Seoul Bldg., 1304-3
25-1, Jung-ja-dong                       Seocho-Dong
Bundang-Gu, Sungham-Shi                  Seocho-Gu, Seoul
Kangnam-Gu, Seoul                        Young Bae Ku, Representative Director
Huiyoung Choi, Representative Director

Person in charge: Eunjong Kim            Person in charge: JaeDon Kim


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                       GENERAL TERMS OF SHOPPING CONTRACT

Unless other conditions are specified on the signing page of this Contract, NHN and Gmarket shall comply with the following conditions:

ARTICLE 1 (DEFINITIONS)

     1. Naver Knowledge Shopping Service ("Service") means service allowing users' easy access to Gmarket's online shopping mall by NHN's advertising of Gmarket's shopping mall through URL linkage of text, banners, product DB, etc. (in a form of DB created and altered by Gmarket at its own server) of Gmarket through main screen or sub screen of NHN's website Naver (www.naver.com).

     2.   "Shop Operator" means parties to this contract using Service.

     3. "Users" means individuals making orders for goods and services at Gmarket's shopping mall through the Service.

     4. "Shop Opening and Operating Cost" means an amount payable to NHN in the name of commissions such as fixed fee, sales based fee and product DB linkage fee, etc. in using the Service.

     5. "Net Sales" means the gross sales of goods and services ordered by users at Gmarket's shopping mall through the Service less discount, value added tax, delivery cost and sales cancellation cost for return and of orders.

ARTICLE 2 (NHN'S OBLIGATIONS)

     1. NHN shall not misrepresent any information provided by Gmarket and if any disputes arise between Gmarket and a third part or any others due to breach hereof, NHN shall indemnify and defend Gmarket from the disputes and shall resolve the disputes at NHN's cost and responsibility.

     2. NHN shall not use any information created and provided by Gmarket for any other purposes except for operation of the Service.

     3. In case the Service is extended or altered, NHN may add or alter URL Linkage to text, banners and product DB of shopping mall operated by Gmarket. Provided, however, in this case, NHN and Gmarket shall consult each other in advance on location of Link URL, number of banners and product DB and the shop operating cost.

     4. NHN shall provide Gmarket with the Service, together with linking function to annexed services of NHN to the reasonable extent.


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ARTICLE 3 (GMARKET'S OBLIGATIONS)

     1. Gmarket shall be liable to comply with any and all legal requirements including the followings with respect to the products and services registered or linked to Service or any data posted.

          (1) The relevant laws, regulations and standards relating to descriptions of the relevant products or services;

          (2) Protection of others' intellectual property and business and marketing rights.

     2. Gmarket shall be liable for any and all acts including each of the followings arising in the course of operating its shopping mall:

          (1) Gmarket shall be liable to protect any and all users' information including credit card information obtained in the course of operating the shopping mall and in connection herewith shall be liable for any damage incurred to users due to reasons attributable to Gmarket.

          (2) Gmarket shall not apply users' information obtained in the course of using the Service to any other use than for performance of users' orders at Gmarket's shopping mall. Provided, however, this shall not apply in case Gmarket obtained the information directly from users through the Service.

          (3) Gmarket shall be liable to faithfully carry out the orders for goods and services made through the Service and shall be liable to compensate users for damage incurred in connection herewith.

          (4) Gmarket shall be liable for after sales service with respect to goods and services sold pursuant to the quality assurance provision of the relevant laws and decrees.

          (5) Gmarket agrees not to distribute e-mails without demand by users or not to engage in any improper marketing activities.

     3. Gmarket shall post on the initial page of its shopping mall all the contact points available in accordance with the relevant laws and decrees and agree to maintain the most recent information with reflecting any change thereof real time.

     4. Gmarket shall provide its product DB in a standardized form as prescribed by NHN in order to utilize NHN's product search engine in selling goods and services through NHN. Provided, however, that NHN and Gmarket shall consult each other on technical works, in advance.

     5. With respect to disputes arising with a third party or any others due to reasons


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          attributable to Gmarket, Gmarket shall indemnify and defend NHN from the disputes and shall resolve the disputes at Gmarket's cost and responsibility.

ARTICLE 4 (SCOPE OF COMPENSATION)

NHN and Gmarket shall undertake to perform mutual obligations in good faith, may demand correction of any default (inability of performance, delay in performance or incomplete performance) under the Contract and the party upon receipt of such demand shall be liable to correct such default. In case the party upon receipt of the demand fails to correct the default without a justifiable reason, the other party may claim for compensation of damage.

ARTICLE 5 (PAYMENT)

     1. NHN shall settle the accounts of Gmarket's normal shop operating cost and commissions once per month. The shop operating cost shall be calculated on a pro rata daily basis from the commencement date of shop operation.

     2. NHN shall issue a tax account as of the 1st date of the relevant month in respect of the shop operating cost for the relevant month, and Gmarket shall pay the cost in cash by the 5th date.

     3. The record amount which is commissions adjusted to sales, shall be from the 26th date of the preceding month to the 25th date of the relevant month, and the data on sales shall be submitted by the 30th date of the relevant month.

     4. NHN shall issue a tax account with respect to commissions adjusted to sales and ensure delivery of the tax accounts to Gmarket by the last date of the relevant month. Gmarket shall pay the commissions to NHN by the 15th date of the next following month.

ARTICLE 6 (TERMINATION AND EXTENSION)

     1. In case a party breaches its material obligations under the Contract, the other party may demand a letter for correction of the breaches and then if the breaching party fails to correct, the other party may immediately terminate this Contract.

     2. In case either party falls under each of the followings, the other party may immediately terminate this Contract:

          (1) In case a party falls under circumstances where continuation of the Service


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               becomes impossible and 30 days have passed from the date when the party notifies the other party thereof.

          (2) In case a party cannot conduct normal business activities by reason of application for bankruptcy, commencement of corporate reorganization procedures or composition, etc.

     3. Unless either or both parties express otherwise by 15 days prior to the expiration of the Contract, this Contract shall automatically extend for 5 months. In this case the terms and conditions of the contract shall be the same as those of this Contract unless otherwise agreed upon.

     4. In the event that Gmarket delays in any payment or a part thereof for one month or more, NHN may immediately suspend provision of the Service to Gmarket and if such delay continues for two months or more, NHN may immediately terminate this Contract.

ARTICLE 7 (NO AGENCY OR NO GUARANTEE)

     1. NHN has no power to act for Gmarket when Gmarket sells goods and services through NHN, and any acts of NHN shall not be deemed vicarious acts on behalf of Gmarket.

     2. NHN shall not guarantee the existence, safety and legality, etc. of goods and services Gmarket sells through NHN and any and all responsibilities arising therefrom shall be borne by Gmarket.

ARTICLE 8 (CONFIDENTIALITY)

NHN and Gmarket shall not disclose any business secret or contract terms, obtained in the course of executing and performing this Contract, to a third party nor apply to any other purposes during the term as well as after termination without a prior written approval from the other party. In the event either party discloses the terms of this Contract, the other party may terminate this Contract.

ARTICLE 9 (OBLIGATION TO NOTIFY AND TRANSFER OF RIGHTS)

Any and all rights and obligations under this Contract shall not be transferred to a third party without a written approval from the other party.

ARTICLE 10 (FORCE MAJEURE)


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With respect to delay or default caused directly or indirectly by force majeure and reasons beyond control by either party, no party shall be held liable to the other party.

ARTICLE 11 (SUPPLEMENTATION AND COMPETENT COURT)

     1. Matters not provided under this Contract shall be resolved upon mutual agreement or in accordance with the commercial practices.

     2. Any and all disputes arising between NHN and Gmarket in connection with this Contract shall be submitted to the Seoul Central Court.


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